Exhibit 10.13

COMMERCIAL BUILDING LEASE

THIS AGREEMENT, entered into and executed this 17 day of December, 2004, by and between Applied Buildings, LLC, hereinafter referred to as the “Lessor” and HCAP Strategies, Inc., a Wisconsin corporation, hereinafter referred to as the “Tenant”.

In consideration of the covenants and agreements hereinafter set forth to be kept and performed by both parties, the Lessor does hereby lease, let and demise unto the Tenant and the Tenant does hereby take from the Lessor the demised premises which consists of the entire real property including all improvements thereon or to be constructed thereon pursuant to this Lease, located at 10375 North Baldev Court, Mequon, Wisconsin, and more particularly set forth in Exhibit A attached hereto and incorporated herein, together with all easements, licenses, and other appurtenant rights thereto (collectively, “Premises”).

TO HAVE AND TO HOLD the Premises unto the Tenant for a term of ten (10) years, commencing on the 1st day of September, 2005, and ending on the 31st day of August, 2015 (“Term”), upon the following terms and conditions:

1. LEASE YEAR. The term “Lease Year” as used herein shall mean a period of twelve (12) consecutive calendar months, the first of which lease years shall commence on January 1, 2006. Subsequent Lease Years shall run consecutively each commencing upon an anniversary of the commencement of the first Lease Year. Any portion of the term of this Lease commencing prior to the first full Lease Year or after the expiration of the last full Lease Year shall be deemed a partial Lease Year. The parties’ intent on using a “Lease Year” period is for administrative purposes in simplifying the administration of the Lease such as payment of real estate taxes, insurance premiums, and other additional rent. The term “Lease Year” is not to diminish or increase the rights of the parties. In the event of a conflict between the terms, “Lease Year” and “Term,” “First Renewal Term,” or “Second Renewal Term,” (all defined below), “Term,” “First Renewal Term,” and “Second Renewal Term” shall control.

2. PAYMENT OF RENTALS. The Tenant covenants and agrees to pay the Lessor at its office or at such other place as the Lessor may from time to time designate in writing, a fixed annual minimum rent, hereinafter called “rent” of Four hundred twenty four thousand two hundred seventy two Dollars ($424,272.00), payable in equal monthly installments of Thirty five thousand three hundred fifty six Dollars ($35,356.00) on the first day of each and every month, in advance, during the Term of this Lease. The first monthly installment of the rent shall commence and become due and payable upon Tenant’s Acceptance and occupancy of the Premises as set forth in Section 33, below (“Commencement Date”) which is anticipated to be on September 1, 2005, but the Commencement Date is subject to and shall be finally determined by Sections 32, 33, 34, and 36, and shall include the portion of such rent for the fractional month on a per diem basis, if any, if the Commencement Date occurs before or after September 1, 2005. In addition to the rent hereinbefore required to be paid, the Tenant shall pay, as part of the consideration for this Lease, such additional rent as is hereinafter required. Such additional rent may be estimated and billed monthly by the Lessor, and in such cases the same shall be adjusted annually. Such additional rent shall be paid by the Tenant within ten (10) business days after billing. Lessor shall provide a detailed statement showing what is included as additional rent, and Lessor and Tenant shall resolve any disputes over any additional rent in good faith.

3. INSURANCE. Lessor shall procure and maintain during the term of this Lease and any extension or renewal, a policy or policies of fire and extended coverage insurance on the Premises insuring same for not less than 100% of the insurable value thereof, and a loss of rental policy commensurate with the rentals reserved herein, and Tenant hereby agrees to pay to and reimburse Lessor, upon demand, as additional rental, the amount of the premiums thereof. Tenant shall be named as an additional insured on such policy and such policy shall contain a waiver, to the extent permitted by the terms of the policy without canceling or terminating the policy, of the insurance company’s right of subrogation against Tenant.

4. UTILITIES. The Tenant shall be responsible for all water, heat, gas, electricity, air conditioning and power and any other utility services used by it during the Term. The Tenant shall pay any sewer charge which any municipality or public or private utility may levy for furnishing sewer services during the Term.

5. REPAIRS AND MAINTENANCE. Except for (i) Lessor’s Work and Lessor’s Work Guaranty; and (ii) Lessor’s repair and maintenance obligations set forth in this Lease, Tenant, at its sole cost and expense, shall maintain, clean, repair and replace as necessary, all portions of the Premises as set forth herein, and the fixtures and equipment therein, including, without limitation, interior and exterior windows, window frames, doors, frames, entrances, floor coverings, non-structural interior walls, columns, partitions, lighting, heating, ventilating, and air conditioning, plumbing and sewerage facilities and equipment, parking lot (including snow removal), exterior lighting, and ground maintenance. Tenant shall also be responsible for janitorial and trash pick-up and removal from the Premises. Landlord, at its sole cost and expense, shall maintain, clean, repair and replace as necessary the exterior walls, foundation, and roof.

6. LESSOR NOT LIABLE FOR DAMAGE. Except for (i) Lessor’s Work Guaranty in Section 35; (ii) Lessor’s repair and maintenance obligations set forth in this Lease; and (iii)

Lessor’s, its agents’ or employees’ intentional or negligent acts or omissions, Lessor shall not be liable for any loss or damage to persons or to the property of the Tenant or of its employees or invitees occasioned by or resulting from defects in electric wiring, plumbing, gas, water heating, sewer or other pipes, or radiator bursting, leaking, running, or stoppage or overflow of any boiler, tank, washstand, tub, toilet, or waste pipe in or upon the said Premises, nor for any damage occasioned by water, snow, ice, or anything being upon or coming through the roof, walls, or windows of the Premises, or by breakage of glass in the show windows or doors or other lights, nor for damage arising from acts of neglect of adjacent or contiguous property.

7. USE OF THE PREMISES. The Tenant agrees that it will use the Premises for the purpose of conducting thereon its business in compliance with all applicable laws, ordinances, and regulations of federal, state and local governments, and for no other purpose without the consent of the Lessor first had and obtained in writing.

No part of the Premises shall be occupied or used by any person for any purpose or in a manner so as to unreasonably increase the insurance risk or prevent the obtaining of insurance, or so that, in accordance with any requirement of law or any public authority, the Lessor shall be obliged to make any addition or alteration to or in the building.

8. CONDUCT OF BUSINESS. The Tenant agrees during the Term of this Lease or any renewals thereof, to carry and maintain and pay for fire and extended coverage insurance on its inventory, fixtures and equipment, to the reasonable value thereof. Such insurance shall be written in insurance companies reasonably approved by the Lessor and which insurance shall waive, to the extent permitted by the terms of the policy without canceling or terminating the same, any subrogation rights against the Lessor. The Tenant shall furnish the Lessor with certificates of such insurance.

The Tenant shall not carry any stock of goods or do anything in or about the Premises which will in any way impair or invalidate the obligation of any policy of insurance relating thereto or to the building in which the said Premises are situated. The Tenant agrees to pay upon demand and after Tenant’s verification, as additional rent, any reasonable increase in insurance premiums resulting from the business carried on in the Premises by the Tenant; provided, however, that Lessor and Tenant shall resolve any disputes over the need or reasonableness of any such increase in insurance premiums in good faith. If the Tenant installs any electrical equipment which overloads the electrical facilities customarily used in Tenant’s business, it shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction, but no such changes shall be made by the Tenant until it first submits to the Lessor plans and specifications for the proposed work and obtains the Lessor’s written approval to perform the same, and such approval shall not be unreasonably withheld, conditioned, or delayed.

9. COVENANT TO HOLD HARMLESS AND PUBLIC LIABILITY INSURANCE.

(a) Except as set forth below, the Tenant agrees to indemnify and save the Lessor harmless against and from any and all claims, damages, costs, and expenses, including reasonable attorney’s fees, arising from the Tenant’s use and occupancy of the Premises. It is further understood and agreed that the Lessor, except for (i) Lessor’s Environmental Indemnity set forth in Section 30; (ii) Lessor’s Work in Section 32; (iii) Lessor’s Work Guaranty in Section 35; (iv) Lessor’s repair and maintenance obligations set forth in this Lease; (v) Lessor’s obligations set forth in subsection (b), below; and (vi) Lessor’s, its agents’ or employees’ intentional or negligent acts or omissions, shall not be liable for damage to person or property sustained by the Tenant, its employees or agents, resulting from the condition of the building in which the Premises are situated, the Premises proper, or any equipment or appurtenance; or such as may result from any accident in or about the Premises. The Tenant agrees to carry and pay the premiums for public liability insurance, insuring itself and insuring the Lessor as an additional insured against injury to property, person, or loss of life arising out of the use and occupancy of the Premises, with limits of at least $50,000.00 property damage, $1,000,000.00 for any one person, and $2,000,000.00 for any number of persons injured or killed in any one accident, and shall furnish to the Lessor as may be requested from time to time, a certificate of said insurance.

Such policies of insurance shall not be cancelled, discontinued, or altered without ten (10) days written notice to the Lessor. Such policies of insurance shall, to the extent permitted by the terms of the policy without canceling or terminating the policy, consent to the waiver of subrogation hereinabove set forth.

(b) The Lessor agrees to indemnify and save the Tenant harmless against and from any and all claims, damages, costs, and expenses, including Tenant’s reasonable attorney’s fees, arising from (i) Lessor’s Work, (ii) Lessor’s Work Guaranty; (iii) Lessor’s repair and maintenance obligations set forth in this Lease; and (iv) Lessor’s, its agents’ or employees’ intentional or negligent acts or omissions; provided, however, Lessor shall not be liable for damage to person or property sustained by the Tenant, its employees or agents, resulting from Tenant’s or its agents’ or employees’ intentional or negligent acts or omissions. The Lessor agrees to carry and pay the premiums for public liability insurance, insuring itself and the Tenant as an additional insured against injury to property, person, or loss of life arising out of Lessor’s indemnification and hold harmless obligations hereunder with limits of at least $50,000.00 property damage, $1,000,000.00 for any one person, and $2,000,000.00 for any number of persons injured or killed in any one accident, and shall furnish to the Tenant as may be requested from time to time, a certificate of said insurance.

10. PARTIAL OR TOTAL DESTRUCTION OF THE PREMISES. In the event the Premises shall be damaged or destroyed, partially or totally, by fire or other casualty, Lessor shall, within ten (10) days after the happening of such damage or partial destruction, employ a competent engineer or architect to prepare an estimate of the amount of time reasonably required to repair and restore the Premises (“Professional Estimate”). If the estimated time in the Professional Estimate is less than ninety (90) days from the date of said damage or partial destruction including the period for the architect or engineer’s examination, the same shall be repaired to a substantially similar condition that preceded such damage or destruction, as quickly as is practicable, by and at the expense of the Lessor. If such damage or partial destruction shall be of such character so as to require the Tenant to partially or totally discontinue occupancy therein, the rent, additional rent, and any other cost or expense payable by Tenant shall proportionately abate from the date of such discontinuance until the Premises are again ready and certified by Lessor’s architect for occupancy and accepted by Tenant.

In the event the Premises are totally destroyed by fire or other casualty, and the Professional Estimate is equal to or exceeds ninety (90) days, rent shall be paid up to the time of such destruction and the Lessor or Tenant may, at its option, cancel this Lease and shall be under no obligation or duty to rebuild. If Lessor elects to cancel this Lease, Lessor shall so notify Tenant within ten (10) days after Lessor’s receipt of the Professional Estimate.

If the Lessor elects to undertake to restore and rebuild the Premises, Lessor shall notify Tenant of Lessor’s election to restore and rebuild the Premises within ten (10) days after Lessor’s receipt of the Professional Estimate (“Rebuild Notice”), and Tenant shall have ten (10) days from the Rebuild Notice to elect to either continue or terminate this Lease. Tenant shall exercise such election by providing written notice to the Landlord. Termination of this Lease by Tenant shall be effective as of the date of such damage, destruction, or casualty. If Landlord elects to rebuild and Tenant elects to continue this Lease, then this Lease shall remain in full force and effect; provided, however, the rent, additional rent, and any other costs or charges payable by Tenant shall fully abate until such rebuilding or replacement is fully and finally completed as certified by Landlord’s architect and accepted by Tenant. Landlord shall commence said rebuilding or replacement immediately following the exercise of such its option and shall proceed with the same with reasonable diligence to completion and in substantial conformity with the plans and specifications attached hereto as Exhibit B and incorporated herein. Lessor shall initiate and pursue the necessary work with all reasonable dispatch, in a manner consistent with sound construction methods, but it shall not be liable for any delays or interruptions occasioned by strikes, casualties, critical materials in short supply, governmental regulations, or any other substantial causes beyond its control. Following the restoration and rebuilding of the Premises or completion of repairs thereto, possession and occupancy of the Premises shall be tendered to the Tenant and rent shall commence of the date after Lessor’s architect certifies completion and Tenant accepts the work; whereupon this Lease shall continue unabated.

11. SUBORDINATION. At the Lessor’s option, this Lease shall be and is subordinated to any existing mortgages covering the Premises, any extension or renewal thereof, or to any new mortgages which may be placed thereon from time to time; provided, however, anything to the contrary contained herein notwithstanding, every such mortgage shall recognize the validity of this Lease in the event of a foreclosure of the Lessor’s interest as long as the Tenant shall not be in default or have received a written notice of a default under any of the terms of this Lease. The Tenant shall execute, at no cost or expense to Tenant, whatever instruments may be reasonably required to effect such subordination, providing such instruments will not amend or modify the terms of the Lease without Tenant’s consent.

12. NOTICES. Whenever in this Lease it shall be required or permitted that notice be given by either party hereto to the other, such notice shall be forwarded by facsimile and U. S. Certified Mail addressed as follows:

TO THE LESSOR:	Applied Buildings, LLC
P. O. Box 428
Mequon, Wisconsin 53092

TO THE TENANT:

Before Commencement Date:

HCAP Strategies, Inc. 10404 North Baehr Road Mequon, Wisconsin 53092

After Commencement Date:

HCAP Strategies, Inc. 10375 North Baldev Court Mequon, Wisconsin 53092

or to such other place as the parties may designate in writing.

It is further agreed that either of the parties hereto will promptly submit a copy of any notice received by such party from any third person affecting the rights of either party under this Lease.

13. TRADE FIXTURES. The Tenant may install fixtures, equipment, and appliances for the conduct of its business upon the Premises, and shall be permitted to make such installation as soon as practicable without hindering construction; but the Lessor shall have no responsibility or liability whatsoever for any loss or damage to the fixtures, equipment or appliances so installed or left on the Premises during the course of construction. The Tenant agrees not to create, or suffer others to create, any lien or obligation against the Premises or the Lessor by reason of the authorized installation aforesaid, and, further, to hold the Lessor harmless of and from all claims and demands of third persons in any manner relating to such installation of fixtures, equipment, and appliances during the course of construction.

The aforesaid fixtures, equipment, and appliances may be affixed to the Premises and the Tenant may remove the same at will and shall remove the same upon expiration or termination of the Lease at the Lessor’s request, provided, however, that all damage thereby incurred to the Premises shall be repaired by and at the expense of the Tenant, reasonable wear and tear excepted; and provided, further, that the Tenant is not then in default nor has received a written notice of a default under any of the conditions and provisions of this Lease, in which latter event the Lessor shall have a lien consonant with a chattel mortgage on such fixtures, equipment, and appliances, and the Tenant shall not remove said fixtures, equipment, or appliances until the default issue shall have been resolved or satisfied.

14. WARRANTY OF QUIET POSSESSION. The Lessor hereby represents, warrants, and covenants to Tenant: (i) that Lessor is vested with fee simple title to the real property comprising the Premises and Lessor has sole authority to execute this Lease; and (ii) that there are no liens, encumbrances, mortgages, or other defects which will affect Tenant’s use, occupancy, operation, or enjoyment of the Premises or which will prevent the construction of the Premises. Lessor further agrees that the Tenant, on paying rent and performing the covenants and conditions of this Lease, may have and shall quietly have, hold, and enjoy the Premises during the Term, the First Renewal Term, and Second Renewal Term (as defined in Section 29).

15. RENT DEFAULTS. It is mutually agreed that, in the event the Tenant shall default in the payment of rent when due (“Rent Default”), the Lessor may forward written notice of such Rent Default by U.S. Certified Mail, addressed to the Tenant (“Rent Default Notice”), and failure on the part of the Tenant to cure such Rent Default within ten (10) days after the date of Tenant’s receipt of a Rent Default Notice (“Rent Cure Period”), shall, at the option of the Lessor, terminate this Lease. In case the Tenant so continues the Rent Default beyond the Rent Cure Period and Lessor elects to terminate the Lease, the Tenant shall not be released of any liability for rent hereunder by reason of the Lessor’s repossession of the Premises or by the Lessor’s taking any other legal proceedings available to it upon such Rent Default, provided Lessor actively seeks to mitigate its damages. Nor shall a forfeiture of this Lease release the Tenant from continuing liability for the payment of rent as herein provided, provided Lessor actively seeks to mitigate Lessor’s damages

16. OTHER DEFAULTS. It is mutually agreed that in the event the Tenant shall default in any of the terms and provisions of this Lease other than a Rent Default (“Default”), the Lessor may forward written notice of such Default by U. S. Certified Mail, addressed to the Tenant (“Default Notice”), and the Tenant agrees that if it be in Default as set forth in the Default Notice it will cure such Default within twenty (20) days after the date of Tenant’s receipt of such Default Notice (or in the event such Default is of such a character as to require more than twenty (20) days to cure, the Tenant will use diligence to commence to cure such Default and Lessor shall give Tenant a reasonable time to cure such Default (collectively, “Default Cure Period”). And, in the event the Tenant shall fail to cure such Default as set forth in a Default Notice, the Lessor may cure such Default and the cost and expense thereof shall be deemed to be additional rent to be paid by the Tenant on the next day when rent shall become due and collectible.

If, however, after a Default Notice is received by the Tenant and the Default Cure Period expires, and the Tenant shall have refused to cure, commence to cure, or make good any such Default, the Lessor may, at its option, terminate this Lease upon written notice to Tenant sent by U.S. Certified Mail.

Failure to give any Rent Default Notice or Default Notice shall not be deemed to be a waiver thereof nor consent to the continuation thereof.

17. BANKRUPTCY. Neither this Lease, nor any interest therein nor any estate thereby created shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law. In the event the estate created hereby shall be taken in execution or by other process of law, or if the Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of the Tenant shall be appointed by reason of the Tenant’s insolvency or inability to pay its debts, or if any assignment shall be made of the Tenant’s property for the benefit of creditors, then and in such events the Lessor may at its option, in addition to the remedies provided herein, terminate this Lease and all rights of the Tenant herein, by giving to the Tenant notice in writing of the election of the Lessor so to terminate. The Tenant shall not cause or give cause for the institution of legal proceedings seeking to have the Tenant adjudicated bankrupt, reorganized or rearranged under bankruptcy laws of the United States, and shall not cause or give cause for the appointment of a trustee or a receiver for the Tenant’s assets, and shall not make an assignment for the benefit of creditors or become or be adjudicated insolvent. The allowance of any petition under the bankruptcy Laws, or the appointment of a trustee or a receiver of the Tenant or its assets, shall be conclusive evidence that the Tenant caused, or gave cause therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment.

18. CONTINUED LIABILITY FOR RENT. Except as a result of a partial or total damage or destruction of the Premises or a partial or total taking of the Premises by the exercise of eminent domain, if the Tenant shall abandon or vacate the Premises for a period of thirty (30) consecutive days before the end of the Term of this Lease, or shall suffer any installments of rent to be in arrears after receiving a Rent Default Notice and not curing such Rent Default contained in the Rent Default Notice before the expiration of the Rent Cure Period, or shall neglect or fail to keep and perform any other provisions or terms of this Lease on the part of the Tenant to be kept and performed after receiving a Default Notice and not curing or commencing to cure such Default before the expiration of the Default Cure Period, the Lessor after notice as hereinabove provided, may enter the Premises and remove any signs of said Tenant therefrom, and relet the same as the Lessor may see fit, without thereby voiding or terminating this Lease. And if a sufficient sum shall not be realized from such reletting after payment of the expenses of such reletting to equal the monthly rentals stipulated to be paid by the Tenant under the provisions of this Lease, then the Tenant agrees to pay said deficiency during each month during the entire term, on demand, it being expressly agreed that no surrender of the Premises, and no action taken on the part of the Lessor to repossess itself as of its former estate, shall release or relieve the Tenant of its continued liability for the payment of rent, unless such release be evidenced by written consent to the Tenant from the Lessor.

19. CUMULATIVE REMEDIES. All rights and remedies of the Lessor herein enumerated shall be cumulative and none shall exclude any other right or remedies allowed by law, and such rights and remedies may be exercised and enforced concurrently and whenever and as often as the occasion therefor arises, and failure on the part of the Lessor to enforce any of its remedies in connection with any default shall not be deemed a waiver of such default nor a consent to any continuation thereof.

20. ASSIGNMENT AND SUBLEASING. The Tenant shall not assign, mortgage nor sell this Lease or sublet the Premises, or any portion thereof, nor permit any licensee or concessionaire to operate in or use the Premises without the written consent of the Lessor first had and obtained, which such consent shall not be unreasonably withheld, conditioned, or delayed. The Lessor may accept rent from any person in possession without releasing the Tenant from this covenant. The Lessor’s right to assign this Lease is and shall remain absolute and unqualified.

21. HOLDING OVER. In the event the Tenant shall continue to occupy the premises after the expiration of the term or any extension thereof, such holding over shall be deemed to constitute a tenancy from year to year, upon the same terms and conditions as herein provided.

22. RIGHT TO ENTER AND VIEW. The Lessor or its representatives may enter and view the Premises hereby leased for the purpose of examining the same, provided that such entering and viewing shall be done at a time mutually agreeable to the parties and in a manner so as not to unduly interfere with the conduct of the Tenant’s business; and the Lessor may, at any time within one hundred eighty (180) days prior to the expiration of the Term or any extension thereof, place upon the Premises a sign or signs announcing the fact that said Premises are available for rental (the composition and dimensions of said signs, as well as the location thereof, to be within the sole discretion of the Lessor).

23. ALTERATIONS. The Tenant shall make no substantial alterations or additions in, upon, or to the Premises, or any part thereof, without the consent of the Lessor first had and obtained in writing, which such consent shall not be unreasonably withheld, conditioned, or delayed. In the event such consent be obtained, all such alterations or additions shall be performed at the expense of the Tenant in a first class, workmanlike manner; and the Tenant covenants and agrees not to create, or suffer others to create, any lien or obligations against the premises or the Lessor by reason of the alterations or additions so authorized, and, further, to hold the Lessor harmless of and from any and all claims and demands of third persons in any manner relating to or arising out of such work. All alterations or additions so made by the Tenant shall become part of the realty, as a consequence of which the Tenant upon the expiration of the demise term or the cancellation thereof, shall have neither the right nor the obligation to remove the same.

24. COSTS OF ENFORCEMENT. The Tenant shall pay upon demand all Lessor’s costs, charges and expenses, including the fees of counsel, agents and other retained by the Lessor, incurred by Lessor in enforcing the Tenant’s obligations hereunder or incurred by the Lessor in any litigation in which the Lessor, without the Lessor’s fault, becomes involved or concerned by reason of the existence of this Lease or the relationship hereunder of the Lessor and the Tenant.

25. TAXES, ETC. Tenant shall promptly pay and discharge when the same become due and payable all personal property taxes levied against Tenant’s property situated on the Premises and all license fees, permits, area charges, occupational taxes and any and all other charges assessed by reason of Tenant’s use and occupancy of the Premises, except for any building permit fee, zoning permit fee, or occupancy certificate fee related to Lessor’s Work which such fees shall be the cost and responsibility of Lessor.

Tenant, as additional rent, shall pay to Lessor within seven (7) business days after receipt of a copy of the real estate tax bill from Lessor, all real estate taxes levied against the Premises and any special assessments, or installments thereof, which may hereafter be levied against the Premises, which become due during, or apply to the Term covered by, this Lease and any extension or renewal thereof, which are hereby declared the obligation of Tenant under this Lease. Real estate taxes for the years of commencement and termination of this Lease shall be prorated between Lessor and Tenant as of the dates of commencement and termination. Tenant shall have the non-exclusive right to contest the validity or imposition of any real estate or personal property tax or special assessment levied against the Premises for which Tenant may be liable, and for that purpose shall have the right to institute such proceedings as may be necessary therefor, provided that the expenses incurred by reason thereof shall be paid by Tenant. Notwithstanding anything to the contrary stated herein, if a special assessment or special charge is levied against the Premises and is due and payable in the last two (2) years of the Term or any extended term, Lessor and Tenant shall equitably prorate such special assessment or special charge, and Tenant shall not be solely responsible for the full payment of such special assessment or special charge.

26. SHORT FORM LEASE. At the option of the Lessor or Tenant, and upon either demand, a Short Lease for recording purposes, in form and content acceptable to the Lessor, and which shall in no way vary or alter the terms of this Lease, shall be executed by the parties hereto.

27. HEADINGS, MISCELLANEOUS, NO OFFSETS, EMERGENCIES, NO PARTNERSHIPS AND NO REPRESENTATION.

a. The word “Tenant” when used herein shall be taken to mean either the singular or the plural and shall refer to male or female, to corporations or partnerships, as the case may be, or as grammatical construction shall require.

b. The headings of the various articles of this Lease are intended only for convenience and are not intended to limit, define, or construe the scope of any articles of this Lease, nor offset the provisions thereof.

c. The covenant to pay rent whether fixed, earned or additional, is hereby declared to be an independent covenant on the part of the Tenant to be kept and performed and no offset thereto shall be permitted or allowed except as specifically stated in this Lease.

d. In case of an emergency (the existence of which shall be determined solely by the Lessor) if Tenant shall not be present to permit entry, Lessor or its representatives may enter the same forcibly without rendering Lessor or its representatives liable therefor or affecting Tenant’s obligations under this Lease.

e. Neither the method of computation of rent nor any other provision of this Lease shall be deemed to create any relationship between the parties hereto other than that of Lessor and Tenant.

f. Tenant affirms and agrees that Lessor and its agents have made no representations or promises with respect to the Premises or the entry into of this Lease except as in this Lease expressly set forth and that no claim or liability shall be asserted by Tenant against Lessor or its agents for breach of any representations or promises not expressly stated herein.

28. SUCCESSORS AND ASSIGNS. This Agreement shall be fully binding upon the undersigned, their heirs, successors and assigns.

29. OPTION OF TENANT TO RENEW LEASE. For and in consideration of the execution of this Lease by Tenant and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor for itself, its successors and assigns, does hereby grant and convey unto Tenant the right and option to renew and extend the term of the Lease for two (2) additional periods of five (5) years each. Such renewal and extension shall be of like covenants, agreements, terms, provisions and conditions as are contained herein (unless changed or modified by mutual consent), except that the annual rent for the period commencing on the 1st day of September, 2015, and ending on the 30th day of August 3lst , 2020 (“First Renewal Term”), shall be Five hundred nine thousand one hundred twenty six and forty/100th Dollars ($509,126.40), payable in monthly installments of Forty two thousand four hundred twenty seven and twenty/100th Dollars ($42,427.20), on the first day of each and every month, in advance, during the First Renewal Term of this Lease, and that the annual rent for the period commencing on the 1st day of September, 2020, and ending on the 3lst day of August, 2025 (“Second Renewal Term”), shall be Five hundred fifty one thousand five hundred fifty three and sixty/100th Dollars ($551,553.60), payable in monthly installments of Forty five thousand nine hundred sixty two and eighty/100th Dollars ($45,962.80), on the first day of each and every month, in advance, during the Second Renewal Term of this Lease. Tenant shall give Lessor written notice of Tenant’s intention to exercise its right to the First Renewal Term of this Lease on or before March 1, 2015, and for the Second Renewal Term on or before March 1, 2020.

30. HAZARDOUS MATERIALS. Tenant shall not, without Lessor’s prior written consent, which such consent shall not be unreasonably withheld, conditionally, or delayed, keep in, on or about the Premises, for use, disposal, generation, storage or sale, any Hazardous Materials. “Hazardous Materials” means and includes any materials (or components thereof) now or hereafter designated and/or regulated as hazardous, dangerous, toxic or harmful in any provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any Federal, state or local government or by any Court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety, and the protection of, or regulation of the discharge of substances into the environment and the transportation and disposal of such substances, hereinafter collectively referred to as “Governmental Regulations”. In the event Tenant shall maintain any Hazardous Materials, with Lessor’s permission, Tenant, with respect to any such Hazardous Materials shall:

(i) Comply with all applicable Governmental Regulations as to minimum levels, standards or other performance standards or requirements which may be set forth or established with respect to Hazardous Materials;

(ii) Allow Lessor’s agent or representative to come on the demised premises at all times to check Tenant’s compliance with all Governmental Regulations regarding Hazardous Materials;

(iii) Submit to Lessor true and correct copies of any notice, or order, issued by any authority pursuant to Governmental Regulations which indicate that Tenant is not in compliance with any requirement under any Governmental Regulation; and

(iv) Within five (5) days of Lessor’s request, submit written reports to Lessor regarding Tenant’s use, storage, treatment, transportation, generation, disposal or sale of Hazardous Materials and provide evidence satisfactory to Lessor of Tenant’s compliance with all Governmental Regulation.

If Tenant keeps in, on or about the Premises, for use, disposal, generation, storage or sale, Lessor shall have the right to require Tenant to purchase environmental impairment liability insurance with a company or company reasonably satisfactory to Lessor, and coverage of no less than One million Dollars ($1,000,000.00) per occurrence to insure that anything contaminated with or by the Hazardous Materials be removed from the demised premises, and that the Premises be restored to a clean, neat, attractive, healthy, sanitary and non-contaminated condition.

Except for Lessor’s obligations under Lessor’s Environmental Indemnity set for the below, Tenant shall be fully and completely liable to Lessor for any and all clean-up costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any authority pursuant to Governmental Regulations with respect to Tenant’s use, disposal, transportation, and/or sale of Hazardous Materials, in, on or about the Premises.

Except for Lessor’s obligations under Lessor’s Environmental Indemnity set forth below, Tenant shall indemnify, defend and save Lessor, and its contractors, agents, employees, partners, officers, directors and mortgagees, if any, harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Lessor (as well as Lessor’s attorneys fees and costs) as a result of Tenant’s use, storage, disposal, transportation, generation and/or sale of Hazardous Materials, including, without limitation, costs and expenses, incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by Governmental Regulations because of Hazardous Materials, in, on, or about the Premises.

Upon Tenant’s default under this Article, in addition to and notwithstanding anything to the contrary in the rights and remedies set forth in this Lease, Tenant’s obligations and liabilities shall survive the termination, cancellation or surrender of the Lease, and Lessor shall be entitled to the following rights and remedies:

(i) At Lessor’s option, to terminate this Lease immediately; and

(ii) To recover any and all damages associated with the default, including, but not limited to, clean-up costs and charges, civil and criminal penalties and fees, and any and all damages and claims asserted by third parties and Lessor’s attorneys fees and costs.

Lessor represents and warrants to Tenant that the Premises does not contain and does not have any recognized any environmental conditions or Hazardous Materials in, on, under, or about the Premises and the Premises is in compliance with all applicable Governmental Regulations. Lessor shall be fully and completely liable for any and all clean-up costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any authority pursuant to Governmental Regulations with respect to Hazardous Materials located in, on, under, or about the Premises except Lessor’s liability to Tenant shall not extend to Tenant’s use, disposal, transportation, and/or sale of Hazardous Materials, in, on or about the Premises.

Lessor shall indemnify, defend and save Tenant, and its contractors, agents, employees, partners, officers, directors and mortgagees, if any, harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Tenant (as well as Tenant’s attorneys fees and costs) as a result of Hazardous Materials being located on, in, under, or about the Premises or the Premises not being in compliance with all applicable Governmental Regulations (“Lessor’s Environmental Indemnity”), including, without limitation, costs and expenses, incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by Governmental Regulations because of Hazardous Materials, in, on, or about the Premises; provided, however, Lessor’s Environmental Indemnity shall not extend to Tenant’s use, storage, disposal, transportation, generation and/or sale of Hazardous Materials in, on, or about the Premises.

Upon Lessor’s default under this Article, in addition to and notwithstanding anything to the contrary in the rights and remedies set forth in this Lease, Lessor’s obligations and liabilities shall survive the termination, cancellation or surrender of the Lease, and Tenant shall be entitled to the following rights and remedies (cumulatively or in the alternative):

(i) At Tenant’s option, to terminate this Lease immediately; and

(ii) To recover any and all damages associated with the default, including, but not limited to, abate of rent, additional rent, and any other costs payable by Tenant, clean-up costs and charges, civil and criminal penalties and fees, and any and all damages and claims asserted by third parties and Tenant’s attorneys fees and costs.

31. EMINENT DOMAIN. If the entire Premises is acquired or condemned by any governmental authority, then the term of this Lease shall terminate as of the date of title vesting in the condemnor, and Tenant shall have no claim against Lessor for the value of any unexpired term of this Lease, and rent, additional rent, and any other costs or charges payable by Tenant, shall be fully terminated and adjusted to the date of termination. Tenant shall have the right to claim from the condemnor, but not from Lessor, such compensation as may be recoverable by Tenant in its own right for its portion of the award of damages arising out of Tenant’s leasehold estate and to Tenant’s business and trade fixtures, relocation expenses, and moving expenses, without prejudice to Lessor’s award. In the event of partial condemnation that does not render the Premises unsuitable for the business of Tenant in the discretion of Tenant, Lessor shall promptly restore the Premises at Lessor’s cost and expense within sixty (60) days after the title vesting in the condemnor to a condition comparable to its condition prior to the time of the condemnation, less the portion lost by condemnation, and this Lease shall continue in full force and effect, but the rent, additional rent, and any other costs or charges payable by Tenant shall abate proportionately as to the portion of the Premises so taken.

32. LESSOR’S WORK. Lessor, at its sole risk and expense:

a. shall completely construct, improve and complete the Premises in a good workmanlike manner in strict accordance with the plans and specifications attached hereto as Exhibit B and incorporated herein (“Plans and Specifications”) and in strict accordance with all applicable laws and codes that affect the Premises;

b. shall obtain all necessary permits, licenses, and approvals to conduct such construction and for Tenant’s use and shall actively commence physical construction of the Premises no later than November 15, 2004; and

c. agrees Substantial Completion (as defined in Section 34) of the Premises shall occur not later than September 1, 2005.

33. TENANT’S ACCEPTANCE OF THE PREMISES. Tenant shall accept the Premises only after all of the following conditions are satisfied (collectively, “Tenant’s Acceptance”):

(a) Substantial Completion (as defined in Section 34 of this Lease) of the construction of the Premises has occurred in strict accordance with the Plans and Specifications;

(b) Lessor has provided Tenant with a permanent or temporary certificate of occupancy issued by the appropriate authority in localities where official certificates of occupancy are issued, otherwise, by Lessor’s architect certifying that the Premises may be lawfully occupied for the conduct of Tenant’s business. Notwithstanding Tenant’s acceptance of the Premises without a permanent certificate of occupancy, Lessor shall obtain a permanent certificate of occupancy without any interruption of Tenant’s business which is caused by the lack of a permanent certificate of occupancy. If at any time Tenant is required to permanently or temporarily close or cease its business because it cannot lawfully conduct its business without a permanent certificate of occupancy, all rent, additional rent, and all other costs and expenses payable by Tenant shall fully abate until such permanent certificate of occupancy shall be issued. Lessor shall be liable to Tenant for the consequences of such closing or ceasing of Tenant’s business due to Lessor’s failure to obtain the permanent certificate of occupancy; and

(c) Upon Substantial Completion of the Premises, as certified by Lessor’s architect, Lessor shall notify Tenant of the same. Within ten (10) days of receipt of Lessor’s notice, Tenant, along with Lessor, shall inspect the Premises. If the inspection discloses any item which is not in accordance with the Plans and Specifications, Lessor shall correct such items before the Premises shall be accepted by Tenant.

34. SUBSTANTIAL COMPLETION. “Substantial Completion” of the Premises shall occur when in strict accordance with the Plans and Specifications: (a) Lessor shall have finished all construction of the Premises including, but not limited to, the installation of the foundation, floor, ceiling, interior and exterior walls, roof, parking area surfacing and striping, and landscaping; (b) Lessor shall have completed the installation of heating, ventilation and air conditioning system for the Premises; (c) construction of the electrical system for the Premises shall be finished and connected to the lines of the appropriate utility company, and; (d) only minor mechanical adjustments or minor details of construction or decoration or other items commonly recognized in the construction industry as “punch list” items remain to be done as detailed and compiled by Tenant for Lessor’s completion which do not unreasonably prevent Tenant from using and occupying the Premises.

35. GUARANTY. Lessor unconditionally guarantees the construction of the Premises including the building and Tenant improvements, for a period of one (1) year after the date of Tenant’s Acceptance of the Premises (as defined in Section 33) and occupancy. Lessor shall repair all such defects at Lessor’s cost and expense within thirty (30) days of Tenant’s notice of the same. In the event Lessor fails to make such repairs, the Tenant shall be able to make such repairs and deduct the cost of such repairs from the fixed monthly rent, provided that Tenant gives notice of Tenant’s intention to perform such repairs, and a detailed billing, to Lessor.

36. DEFERRED COMMENCEMENT. Lessor acknowledges that Tenant’s peak business activity occurs between September 15 and March 1 annually, and it would be severely disruptive and costly to Tenant’s business to have the Commencement Date occur after October 15, 2005. Notwithstanding anything to the contrary stated in the Lease, if Tenant’s Acceptance and the Commencement Date has not occurred on or before October 15, 2005, Tenant, at its option and in Tenant’s sole discretion, upon written notice to Lessor, has the right to not exercise Tenant’s Acceptance of the Premises between October 15, 2005 and March 15, 2006 (“Non-Acceptance Period”) and the Lease shall remain in full force and effect, except: (i) no rent, additional rent, or any other cost or expense shall accrue or be due by Tenant and the same shall fully abate during the Non-Acceptance Period, and any and all costs and expenses shall be solely the Landlord’s obligation and responsibility, (ii) the Commencement Date shall occur on March 15, 2006, and (iii) all dates contained in this Lease shall be adjusted accordingly to reflect March 15, 2006, in place of September 1, 2005, with all ending dates, renewal dates, and notice dates adjusted accordingly.

37. RIGHT OF FIRST REFUSAL. If at any time during the term of this Lease, the First Renewal Term, or the Second Renewal Term, Lessor receives a bonafide offer from any person, partnership, or entity to purchase, gift, assign, exchange, or otherwise transfer the Premises (“BFO”), and Lessor intends to accept or negotiate to accept a BFO, then Lessor shall provide to Tenant a copy of the BFO and shall notify Tenant of the intention of Lessor to accept or negotiate to accept the BFO. Tenant shall have the right within fifteen (15) days after receipt of the BFO to accept the terms of the BFO in Tenant’s own name or in the name of a nominee (“Acceptance Period”), for the purchase price and on the terms specified in the BFO, by providing Lessor notice of Tenant’s acceptance of the BFO prior to the expiration of the Acceptance Period. If Tenant shall not so elect to accept the BFO within the Acceptance Period, then Lessor may proceed to accept the BFO and sell the Premises to said person, provided the sale is on terms and conditions not materially different from those set forth in the BFO sent to Tenant, and further provided that prior to the date of closing, Lessor shall deliver to Tenant a written and signed statement of the purchaser acknowledging that Tenant’s rights under this Lease shall remain in effect and be binding upon and assumed by the purchaser following the sale. If Lessor does not close on the sale or transfer of the Premises pursuant to a BFO or the parties materially modify or amend any provision of the BFO following Tenant’s election not to accept a BFO, this Right of First Refusal shall continue in full force and effect, and Lessor may not sell or transfer the Premises to any third party without first giving Tenant the opportunity to match and accept a BFO (as materially modified or amended, if applicable) as provided above.

Notwithstanding anything to the contrary stated in this Section 37, Lessor is permitted to transfer directly or by inheritance the entire Premises from a shareholder of Lessor to a spouse and direct lineal descendants, a family limited partnership or entity, or a revocable or irrevocable trust of a shareholder of Lessor, all solely for the estate planning of a shareholder of Lessor, and such transfer shall not be construed to be a BFO (collectively, “Estate Planning Transfer”); provided, however, any such Estate Planning Transfer shall be made and shall remain subject to Tenant’s right of first refusal and Tenant’s rights of first refusal and Lessor’s and successor Lessor’s obligations thereunder shall continue in full force and effect.

38. SIGNAGE. Tenant has the right to place, maintain, and repair on the Premises signs or other advertising devises, electrical or non-electrical, in accordance with all applicable governmental regulations and approvals (“Signage”). Landlord shall, at its expense, erect the Signage on the Premises as shown on the Plans and Specifications based upon the style, color, size, shape, height, and content selected and approved by Tenant.

IN WITNESS WHEREOF, the Lessor and Tenant have both duly executed this Lease and affixed their respective seals hereto, all being done on the day and year first above written.

APPLIED BUILDINGS, LLC

By:	/s/ S.K. Mehta
S.K. Mehta, Member

HCAP STRATEGIES, INC.

By:	/s/ Dennis A. Christiansen
Dennis A. Christiansen, Chief Executive Officer and Chairman of the Board

STATE OF WISCONSIN)
ss
OZAUKEE COUNTY)

Personally came before me this 17 day of December, A.D. 2004, the above-named Applied Buildings, LLC, by S.K. Mehta, Member, to me known to be the person who executed the foregoing instrument and acknowledged the same.

/s/ Robin L. Oleszak
Notary Public, State of Wisconsin
My Commission:12-4-05

STATE OF WISCONSIN)
ss
OZAUKEE COUNTY)

Personally came before me this 17 day of December, A.D. 2004, the above named HCap Strategies, Inc., by Dennis A Christiansen, its Chief Executive Officer and Chairman of the Board, to me known to be the persons who executed the foregoing instrument and acknowledged the same.

/s/ Robin L. Oleszak
Notary Public, State of Wisconsin
My Commission:12-4-05

This instrument was drafted by: Attorney Stephen A. Hartman Trapp & Hartman, S.C.

Exhibit A

Legal Description

LOT 1 OF CERTIFIED SURVEY MAP NO. 3464, BEING A DIVISION OF THE NORTHWEST 1/4 OF SECTION 35, TOWNSHIP 9 NORTH, RANGE 21 EAST, IN THE CITY OF MEQUON, OZAUKEE COUNTY, WISCONSIN.

Exhibit B

Plans and Specifications

[To be attached by the parties.]